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Exhibit 5.3

COHN BIRNBAUM & SHEA

[LETTERHEAD]

May 8, 2006

AMC Entertainment Inc.
920 Main Street
Kansas City, MO 64105

Ladies and Gentlemen:

        We have acted as special local counsel in the State of Connecticut (the "State") to Loews Bristol Cinemas, Inc., a Connecticut corporation ("Loews Bristol"), and Loews Connecticut Cinemas, Inc., a Connecticut corporation ("Loews Connecticut") in connection with the filing of the Registration Statement (as defined on Schedule A attached hereto). In such capacity, we have examined copies of the documents identified on Schedule A (the "Registration Statement Documents"), together with copies of the documents, records and instruments identified on Schedule B (the "Organization and Authorization Documents"). We understand that you and other interested parties shall rely solely on the opinions Latham & Watkins LLP, counsel to the Borrower, and other special local counsel, with regard to the authorization, execution and delivery of documents and instruments by parties other than Loews Bristol and Loews Connecticut and the enforceability of the Registration Statement Documents. Capitalized terms used herein but not otherwise defined herein (including Schedule A) shall have the meanings ascribed to such terms in the Indenture (as defined on Schedule A).

        In rendering the opinions expressed below, we have, with your consent, assumed and relied upon the following:

        (a)   that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine;

        (b)   that all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

        (c)   the accuracy and completeness of all factual representations, warranties, schedules, annexes and exhibits contained in the Registration Statement Documents and the Organization and Authorization Documents, with respect to the factual matters set forth therein;

        (d)   that all parties to the Registration Statement Documents and the Organization and Authorization Documents, other than Loews Bristol and Loews Connecticut, are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties; and

        (e)   that any public official or authority who provided a certificate or other document as the incorporation, organization, good standing, qualification, existence or the like of Loews Bristol or Loews Connecticut on which we have relied, had the authority and the jurisdiction to issue the applicable certificate, and that any individual purporting to act on behalf of such authority has been duly appointed, elected and/or authorized to act.

        This opinion is qualified as follows:

        1.     We are qualified to practice law in the State. We do not express any opinion herein concerning the laws of any jurisdiction other than the laws of the State and, without limitation, are not opining as to any federal law.

        2.     We have examined copies of the executed Registration Statement Documents provided to us by Latham & Watkins LLP and made such other investigations as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinions, we have relied, without independent verification, on representations made, and factual matters set forth, in the Registration Statement Documents and the Organization and Authorization Documents.

        Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that the Guarantees of the Notes (as defined on Schedule A) have been duly authorized by all necessary corporate action of each of Loews Bristol and Loews Connecticut

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein. We also hereby consent to Latham & Watkins LLP relying upon this opinion in providing any opinion to be delivered by them in respect of the foregoing. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

        Any change in the applicable laws, rules or regulations or in the information or assumptions upon which we rely, or any inaccuracy in such information or assumptions, could affect the validity of this opinion. We express no opinion herein as to any matters (including, but not limited to, matters relating to compliance by the Lenders with banking laws, rules and regulations applicable to them, including those pertaining to interest rates and late charges) other than the matters expressly set forth herein.

Very truly yours,
/S/ COHN BIRNBAUM & SHEA P.C.

2

Schedule A
Registration Statement Documents

1.
Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof (as amended, the "Registration Statement") by AMC Entertainment Inc. (the "Company") for the purpose of providing "market-making" prospectuses for the Company's outstanding (i) $325,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2016 (the "2016 Notes"), (ii) $250,000,000 aggregate principal amount of 8 5/8% Senior Notes due 2012 (the "Fixed Rate Notes"), (iii) $205,000,000 aggregate principal amount of Senior Floating Rate Notes due 2010 (the "Floating Rate Notes"), (iv) $212,811,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2011 (the "2011 Notes"), (v) $175,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2012 (the "2012 Notes") and (vi) $300,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2014 (the "2014 Notes" and, together with the 2016 Notes, the Fixed Rate Notes, the Floating Rate Notes, the 2011 Notes and the 2012 Notes, the "Notes") under the Securities Act of 1933, as amended (the "Act").

2.
The Subsidiary Guarantee of Loews Bristol, Loews Connecticut and other guarantors identified therein, with regard to the 2016 Notes.

3.
The Subsidiary Guarantee of Loews Bristol, Loews Connecticut and other guarantors identified therein, with regard to the Fixed Rate Notes.

4.
The Subsidiary Guarantee of Loews Bristol, Loews Connecticut and other guarantors identified therein, with regard to the Floating Rate Notes.

5.
The Subsidiary Guarantee of Loews Bristol, Loews Connecticut and other guarantors identified therein, with regard to the 2011 Notes.

6.
The Subsidiary Guarantee of Loews Bristol, Loews Connecticut and other guarantors identified therein, with regard to the 2012 Notes.

7.
The Subsidiary Guarantee of Loews Bristol, Loews Connecticut and other guarantors identified therein, with regard to the 2014 Notes.

        Items 2 through 7 above are referred to in this letter as the "Guarantees for the Notes."

Schedule B
Organization and Authorization Documents

        The following documents, in the forms provided to us by Latham & Watkins LLP:

1.
Action of the Board of Directors of each of the Connecticut Note Parties and other entities identified therein, authorizing, among other things, the execution, delivery and performance of the Registration Statement Documents to which each of the Connecticut Note Parties is a party by Authorized Persons as described therein.

2.
Copies of the bylaws of each of the Connecticut Note Parties.

3.
Copies of the certificates of incorporation of each of the Connecticut Note Parties, including any amendments thereto, certified as of a recent date by the Secretary of State of the State of Connecticut.

4.
Certificates of legal existence of each of the Connecticut Note Parties, certified as of a recent date by the Secretary of State of the State of Connecticut.

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Schedule A Registration Statement Documents
Schedule B Organization and Authorization Documents